UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 4, 2015

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive, 4th Floor, Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 598-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Issuance of 5.875% Senior Notes due 2026

On December 4, 2015, Equinix, Inc. ( “Equinix”) issued and sold $1,100,000,000 aggregate principal amount of its 5.875% Senior Notes due 2026 (the “Notes”), pursuant to an underwriting agreement dated November 19, 2015 (the “Notes Underwriting Agreement”) between Equinix and J.P. Morgan Securities LLC, as representative of the several underwriters named in Schedule II thereto. The Notes were issued pursuant to an indenture dated November 20, 2014 (the “Base Indenture”) between Equinix and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture dated December 4, 2015 (the “Third Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”).

The Notes were offered pursuant to Equinix’s Registration Statement on Form S-3 (No. 333-200294) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on November 17, 2014, including the prospectus contained therein dated November 17, 2014, a preliminary prospectus supplement dated November 19, 2015 and a final prospectus supplement dated November 19, 2015.

The Notes will bear interest at the rate of 5.875% per annum and will mature on January 15, 2026. Interest on the Notes is payable in cash on January 15 and July 15 of each year, beginning on July 15, 2016.

Equinix intends to use the net proceeds from the sale of the Notes, together with the net proceeds from its sale on November 24, 2015 of $862.5 million of its common stock, the net proceeds of a proposed senior secured term loan that it intends to seek and cash on hand, for merger and acquisition activities and repayment of indebtedness (including the funding of the cash portion of the purchase price for the cash and share offer Equinix announced in May 2015 (the “Telecity Acquisition”) for the entire issued and to be issued share capital of Telecity Group plc (“TelecityGroup”) and repayment of existing TelecityGroup indebtedness in connection therewith) and for general corporate purposes. If for any reason the Telecity Acquisition is not completed on or prior to November 29, 2016, or if, prior to such date, the recommended cash and share offer for TelecityGroup by Equinix set out in the Rule 2.7 announcement dated May 29, 2015 has lapsed or been withdrawn for the purposes of the U.K. City Code on Takeovers and Mergers, then Equinix will be required to redeem the Notes.

Equinix may redeem all or a part of the Notes on or after January 15, 2021 on any one or more occasions, at the redemption prices set forth in the Indenture, plus, in each case, accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date. In addition, at any time prior to January 15, 2019, Equinix may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes under the Indenture with the net cash proceeds of one or more equity offerings. At any time prior to January 15, 2021, Equinix may also redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, but not including, the date of redemption.

Upon a change of control, as defined in the Indenture, Equinix will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes on the date of purchase, plus accrued interest, if any, to, but excluding, the redemption date.

The Notes are Equinix’s general unsecured senior obligations and rank equally with Equinix’s other unsecured senior indebtedness. The Notes effectively rank junior to Equinix’s secured indebtedness to the extent of the collateral securing such indebtedness and to all liabilities of Equinix’s subsidiaries. The Notes are not guaranteed by Equinix’s subsidiaries, through which Equinix currently conducts substantially all of its operations.

The Indentures contain several restrictive covenants including, but not limited to, limitations on the following: (i) the incurrence of additional indebtedness; (ii) restricted payments; (iii) dividend and other payments restrictions affecting restricted subsidiaries; (iv) the issuance of preferred stock by domestic subsidiaries; (v) liens; (vi) asset sales and mergers and consolidations; (vii) transactions with affiliates; and (viii) future subsidiary guarantees, subject, in each case, to certain exceptions.

The Indentures contain customary terms that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the principal of the Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency relating to Equinix, the principal amount of the Notes together with any accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.

The above descriptions of the Indenture and the Notes are qualified in their entirety by reference to the Base Indenture and the Third Supplemental Indenture (including the form of the Notes included therein). A copy of the Base Indenture, the Third Supplemental Indenture and the form of the Notes are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K.

A copy of the opinion of Davis Polk & Wardwell LLP relating to the validity of the Notes is incorporated by reference into the Registration Statement and is attached to this Current Report on Form 8-K as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of November 20, 2014, between Equinix, Inc. and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to Equinix’s Current Report on Form 8-K filed November 20, 2014

4.2*	Third Supplemental Indenture, dated as of December 4, 2015, between Equinix, Inc. and U.S. Bank National Association, as trustee

4.3*	Form of 5.875% Senior Notes due 2026 (included in Exhibit 4.2)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

*	Filed herein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: December 4, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of November 20, 2014, between Equinix, Inc. and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to Equinix’s Current Report on Form 8-K filed November 20, 2014

4.2*	Third Supplemental Indenture, dated as of December 4, 2015, between Equinix, Inc. and U.S. Bank National Association, as trustee

4.3*	Form of 5.875% Senior Notes due 2026 (included in Exhibit 4.2)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

*	Filed herein.